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                                                                    EXHIBIT 23.8


                      KRAMER LEVIN NAFTALIS & FRANKEL LLP

         Kramer Levin Naftalis & Frankel LLP, hereby consents to the use of its name under the heading "The Merger -- Certain United States Federal Income Tax Consequences" and "Legal Matters" in the Proxy
Statement/Prospectus constituting a part of this Registration Statement.


                                        /S/ Kramer Levin Naftalis & Frankel LLP



New York, New York
November 6, 1998